                                                                    Exhibit 32.2


                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Third Quarter Report of The First Years, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2003 as filed with Securities and Exchange Commission on the date hereof (the "Report"), I, John R. Beals, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     (3) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (4) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 14, 2003            By: /S/ JOHN R. BEALS
                                        John R. Beals, Treasurer and Senior Vice
                                        President - Finance (Chief Financial
                                        Officer and Chief Accounting Officer)


A signed original of this written statement required by Section 906 has been provided to The First Years Inc. and will be retained by The First Years Inc. and furnished to the Securities and Exchange Commission or its staff upon request.